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                                                              Lincoln, Nebraska
                                                             (Lancaster County)

                           DEED OF TRUST, ASSIGNMENT,
                   SECURITY AGREEMENT AND FINANCING STATEMENT
                                      FROM

                               4630 REALTY, INC.
                                   as Grantor

                                       TO

                      Richard A. Johnson, Attorney-at-Law
                                   as Trustee

                                      AND

                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.
                                   as Grantee

                               September 15, 1998

THIS INSTRUMENT COVERS, AMONG OTHER PROPERTY, GOODS WHICH ARE OR MAY BECOME FIXTURES ON REAL PROPERTY DESCRIBED ON EXHIBIT A HERETO, AND IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS AS BOTH A MORTGAGE OF REAL PROPERTY AND AS A FIXTURES FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE.

A CARBON, PHOTOGRAPHIC, FACSIMILE OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND COVERS PROCEEDS OF COLLATERAL.

WHEN RECORDED OR FILED RETURN TO:
Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin,
Houston, TX 77002-6760
Attention: Vincent S. Moreland


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                                        TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE 1
          Certain Definitions; Granting Clauses; Secured Indebtedness

Section 1.1.  Certain Definitions and Reference Terms.....................   1
Section 1.2.  Mortgaged Property..........................................   2
Section 1.3.  Security Interest...........................................   3
Section 1.4.  Financing Documents and Other Obligations...................   4
Section 1.5.  Maturity....................................................   4


                                   ARTICLE 2
                   Representations, Warranties and Covenants

Section 2.1...............................................................   4
Section 2.2.  Performance by Grantee on Grantor's Behalf..................   8
Section 2.3.  Absence of Obligations of Grantee with Respect to
              Mortgaged Property..........................................   8

                                   ARTICLE 3
                    Absolute Assignment of Leases and Rents

Section 3.1.  Assignment..................................................   9
Section 3.2.  Covenants, Representations and Warranties Concerning Leases
              and Rents...................................................   9
Section 3.3.  Collection of Rents.........................................  10
Section 3.4.  Default.....................................................  10
Section 3.5.  Payment by Tenants or Subtenants............................  11
Section 3.6.  Exculpation.................................................  11
Section 3.7.  Rents Following Foreclosure.................................  12


                                   ARTICLE 4
                                    Default

Section 4.1.  Events of Default...........................................  12

                                   ARTICLE 5
                                    Remedies




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Section 5.1.  Certain Remedies............................................  12
Section 5.2.  Effective as Mortgage.......................................  15
Section 5.3.  Proceeds of Foreclosure.....................................  15
Section 5.4.  Grantee as Purchaser........................................  15
Section 5.5.  Foreclosure as to Matured Debt..............................  15
Section 5.6.  Remedies Cumulative.........................................  16
Section 5.7.  Grantee's Discretion as to Security.........................  16
Section 5.8.  Grantor's Waiver of Certain Rights..........................  16
Section 5.9.  Delivery of Possession After Foreclosure....................  17

                                   ARTICLE 6
                                 Miscellaneous

Section 6.1.  Scope of Deed of Trust......................................  17
Section 6.2.  Effective as a Financing Statement..........................  17
Section 6.3.  Waiver......................................................  18
Section 6.4.  No Impairment of Security...................................  18
Section 6.5.  Acts Not Constituting Waiver by Grantee.....................  18
Section 6.6.  Subrogation to Existing Liens...............................  18
Section 6.7.  Application of Payments to Certain Indebtedness.............  19
Section 6.8.  Substitute Trustee..........................................  19
Section 6.9.  No Liability of Trustee.....................................  19
Section 6.10. Release of Deed of Trust....................................  20
Section 6.11. Notices.....................................................  20
Section 6.12. Invalidity of Certain Provisions............................  20
Section 6.13. Gender; Titles; Construction................................  20
Section 6.14. Demand Obligations..........................................  21
Section 6.15. Grantor.....................................................  21
Section 6.16. Execution; Recording........................................  21
Section 6.17. Successors and Assigns......................................  21
Section 6.18. Modification................................................  21
Section 6.19. No Partnership, etc.........................................  21
Section 6.20. applicable law; submission to jurisdiction..................  22
Section 6.21. Agent for Service of Process................................  22
Section 6.22. Entire Agreement............................................  22


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STATE OF NEBRASKA         ss.

                                  ss.      KNOW ALL MEN BY THESE PRESENTS

COUNTY OF LANCASTER       ss.

         THIS DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Deed of Trust") dated as of September 15, 1998 is executed and delivered by 4630 Realty, Inc., a Delaware corporation, with an office located at 750 B Street, Suite 1920, San Diego, California 92101 ("Grantor") for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Grantor, in favor of Richard A. Johnson, Attorney-at-Law, as Trustee, for the benefit of Capstar Radio Broadcasting Partners, Inc., a Delaware corporation, with an office located at 600 Congress Avenue, Suite 1400, Austin, Texas 78701, its successors and assigns, ("Grantee").

                                   RECITALS:

         1. Grantor has borrowed $650,000 from Grantee as evidenced by that certain promissory note dated of evendate herewith (the "Promissory Note"), executed by Grantor and payable to the order of Grantee for the principal amount of $650,000, for the purpose of acquiring that certain real estate located at 4630 Antelope Creek, Lincoln, Lancaster County, Nebraska.

         2. It is a condition precedent to the obligation of Grantee to make its extension of credit to Grantor under the Promissory Note that Grantor shall have executed and delivered this Deed of Trust to Grantee.

         3. Grantor has secured payment of its obligations under the Promissory Note pursuant to that certain Collateral Agreement dated as of the date hereof in favor of Grantee.

         NOW THEREFORE, in consideration of the promises and to induce Grantee to make its extension of credit to Grantor under the Promissory Note, Grantor hereby agrees as follows:

                                   ARTICLE 1
          Certain Definitions; Granting Clauses; Secured Indebtedness

         Section 1.1. Certain Definitions and Reference Terms. In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         "Default Rate":  A rate per annum of fifteen percent (15%).



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         "Event of Default": An Event of Default as defined in Section 4.1

         "Financing Document(s)": Collectively, the Promissory Note, this Deed of Trust, and that certain Security Agreement dated as of the date hereof between Grantor, as debtor and Grantee, as secured party.

         "Legal Requirement": Any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign, agreement, covenant, restriction, use and/or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company), as any of the same now exist or may be changed or amended or come into effect in the future.

         "Material Adverse Effect": Any material adverse interference with the occupancy, use, enjoyment, or value of the Mortgaged Property.

         "Merger Agreement": That certain Agreement and Plan of Merger dated as of July 23, 1998, among Capstar Radio Broadcasting Partners, Inc., TBC Radio Acquisition Corp. and Triathlon Broadcasting Company.

         "Secured Indebtedness": The Secured Indebtedness as defined in Section
1.4 hereof.

         "State Uniform Commercial Code": The Uniform Commercial Code for the state in which the Land (as hereinafter defined) is located and this Deed of Trust is recorded.

         "TRUSTEE": Richard A. Johnson, Attorney-at-Law, WITH HIS ADDRESS AT 633 S. 9TH STREET, LINCOLN, NEBRASKA 68508, OR ANY SUCCESSOR OR SUBSTITUTE APPOINTED AND DESIGNATED AS HEREIN PROVIDED FROM TIME TO TIME ACTING HEREUNDER.

         Section 1.2. Mortgaged Property. Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Trustee ,IN TRUST WITH POWER OF SALE, for the benefit of Grantee the following: (a)(i) the land (not designated as a leasehold estate) described in Exhibit A which is attached hereto and incorporated herein by reference (the "Land"); (ii) all other of Grantor's right, title and interest in and to the Land; (iii) all improvements now or hereafter situated or to be situated on the Land (herein collectively called the "Improvements"); and (iv) all right, title and interest of Grantor in and to (1) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land or the Improvements; (2) any strips or gores between the Land and abutting or adjacent properties; and (3) all water and water rights, timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the "Premises"); (b) all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, now owned or hereafter acquired by Grantor, which are now or hereafter attached to, used in connection with, or situated in, on or about, the Land or the Improvements, or used in or necessary to the complete and

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proper planning, development, use, occupancy or operation thereof, or acquired
(whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the "Accessories");
(c) (i) all right, title and interest of Grantor in the plans and specifications for the Improvements; (ii) Grantor's rights, but not liability for any breach by Grantor, under all insurance policies and other contracts and general intangibles (including but not limited to trademarks, trade names and symbols) related to the Premises or the Accessories or the operation thereof;
(iii) all right, title and interest of Grantor in the deposits (including but not limited to Grantor's rights in tenants' or subtenants' security deposits, deposits with respect to utility services to the Premises, and any deposits or reserves hereunder for taxes, insurance or otherwise), money, accounts, instruments, documents, notes and chattel paper arising from or by virtue of any transactions related to the Premises or the Accessories; (iv) all right, title and interest of Grantor in the permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories; (v) all right, title and interest of Grantor in the leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories (without derogation of Article 3 hereof); (vi) all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land owned or hereafter acquired by Grantor and all products processed or obtained therefrom, and the proceeds thereof; and (vii) engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Property (as hereinafter defined) which are in the possession of Grantor or in which Grantor can otherwise grant a security interest; and (d) all (i) proceeds of or arising from the properties, rights, titles and interests referred to above in this Section 1.2, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; and (ii) other interests of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.2 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the "Mortgaged Property"), unto TRUSTEE, AND HIS SUCCESSORS OR SUBSTITUTES IN THIS TRUST, AND TO HIS SUCCESSORS AND ASSIGNS, IN TRUST, HOWEVER, UPON THE TERMS, PROVISIONS AND CONDITIONS HEREIN SET FORTH.

         Section 1.3. Security Interest. Grantor hereby grants, bargains, assigns, transfers and conveys to Grantee a security interest in all of the Mortgaged Property which constitutes personal property or fixtures (herein sometimes collectively called the "Collateral"). In addition to its rights hereunder or otherwise, Grantee shall have all of the rights of a secured party under the State Uniform Commercial Code, or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law.

         Section 1.4. Financing Documents and Other Obligations. This Deed of Trust is made to secure and enforce the payment and performance of the following obligations, indebtedness and liabilities

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(whether for principal, interest, prepayment premium, fees, costs, expenses, taxes, losses, compensation, reimbursements or any other amount payable under the agreements described below) and all renewals, extensions, supplements, increases, and modifications thereof in whole or in part from time to time: the Promissory Note (including, without limitation, interest accruing at the applicable rate provided therein after the maturity of the Promissory Note and interest accruing at the applicable rate provided in therein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like-proceeding, relating to Grantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). The indebtedness referred to in this Section 1.4 is hereinafter referred to as the "Indebtedness" or the "Secured Indebtedness."

         Section 1.5. Maturity. The MATURITY DATE of the Indebtedness described as the Promissory Note is the earlier to occur of the Effective Time and the Termination Date (each such term having the meaning ascribed thereto in the Merger Agreement).

                                   ARTICLE 2
                   Representations, Warranties and Covenants

         Section 2.1. Grantor represents, warrants, and covenants as follows:

                  (a) Payment and Performance. Grantor will make due and punctual payment of the Secured Indebtedness. Grantor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Deed of Trust and will not permit an Event of Default to occur hereunder. Time shall be of the essence in this Deed of Trust.

                  (b) Title and Permitted Encumbrances. Grantor has, in Grantor's own right, and Grantor covenants to maintain (i) good and indefeasible title to the Land and Improvements on the Land; and (ii) lawful and good title in and to the other Mortgaged Property, all of the foregoing free and clear of all liens, charges, claims, security interests, and encumbrances except for (x) the matters, if any, set forth under the heading "Permitted Encumbrances" in Exhibit B attached hereto, which are Permitted Encumbrances only to the extent the same are valid and subsisting and affect the Mortgaged Property, (y) the liens and security interests evidenced by this Deed of Trust, and (z) other liens and security interests (if any) in favor of Grantee (the matters described in the foregoing clauses (x), (y), and (z), being herein called the "Permitted Encumbrances"). Grantor and Grantor's successors and assigns will warrant and forever defend title to the Mortgaged Property, subject to the Permitted Encumbrances, to Trustee and his successors or substitutes and assigns, for the benefit of Grantee, against the claims and demands of all persons claiming or to claim the same or any part thereof. Grantor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance, unless the failure to pay, perform, observe or keep any of the foregoing (i) would not result in a lien upon the Mortgaged Property or (ii) could not reasonably be expected to have a Material Adverse Effect. Grantor shall not modify or otherwise amend any Permitted Encumbrance if such modification or amendment could reasonably be expected to have a Material Adverse Effect. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Grantee of any existing or future violation or other breach thereof by Grantor, by the Mortgaged Property or otherwise. No part of the Mortgaged Property constitutes all or any part of the homestead of Grantor. If any right

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or interest of Grantee in the Mortgaged Property or any part thereof shall be endangered or challenged or shall be attacked directly or indirectly, Trustee and Grantee, or either of them (whether or not named parties to legal proceedings with respect thereto) are hereby authorized and empowered to take such steps as in their discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Grantee, including, but not limited to, the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Grantee or Trustee (as the case may be) and shall be secured hereby, and the party (Grantee or Trustee, as the case may be) making such expenditures shall be subrogated to all rights of the person receiving such payment.

                  (c) Insurance. Grantor shall obtain and maintain at Grantor's sole expense the insurance as is required to be obtained and maintained by Triathlon Broadcasting Company and its subsidiaries with respect to their respective real property under that certain Amended and Restated Credit Agreement dated as of May 30, 1997, among Triathlon Broadcasting Company, Triathlon Broadcasting of Wichita, Inc., Triathlon Broadcasting of Lincoln, Inc., Triathlon Broadcasting of Omaha, Inc., Triathlon Broadcasting of Spokane, Inc., Triathlon Broadcasting of Tri-Cities, Inc., Triathlon Broadcasting of Colorado Springs, Inc., Triathlon Broadcasting of Little Rock, Inc., the lenders party thereto from time to time and AT&T Commercial Finance Corporation, individually and as Administrative Agent, as amended (together with the documents and instruments executed and delivered in connection therewith, the "Triathlon Credit Agreement"). Subject to the terms of the Triathlon Credit Agreement, upon any foreclosure hereof or transfer of title to the Mortgaged Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Grantor's right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Grantee shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor. Any such proceeds received by Grantee shall, after deduction therefrom of all reasonable expenses actually incurred including attorneys' fees, be applied as a prepayment of the Secured Indebtedness. In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused.

                  (d) Condemnation. Grantor shall notify Grantee promptly of any threatened or pending proceeding for condemnation affecting the Mortgaged Property or arising out of damage to the Mortgaged Property, and Grantor shall, at Grantor's expense, diligently prosecute any such proceedings. Grantee shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. All sums which may be awarded or become payable to Grantor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Mortgaged Property, shall be applied to the Secured Indebtedness. In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Grantee shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure

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to see to the proper application of any amount paid over to Grantor. If an
Event of Default has occurred and is continuing or Grantor is not diligently prosecuting the defense of any action, then, subject to the terms of the Triathlon Credit Agreement, in either case Grantee is hereby authorized, in the name of Grantor, to execute and deliver valid acquittance for, and to appeal from, any such award, judgment or decree. All costs and expenses (including but not limited to reasonable attorneys' fees) incurred by Grantee in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Grantee pursuant to this Deed of Trust.

                  (e) No Other Liens. Grantor will not, without the prior written consent of Grantee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of Grantee, Grantor will cause the same to be promptly discharged and released.

                  (f) Transfer of the Mortgaged Property. Grantor shall not sell, lease, convey, assign, encumber, pledge, hypothecate or transfer all or any part of the Mortgaged Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except as a result of the merger of Triathlon Broadcasting Company into TBC Radio Acquisition Corp, an affiliate of Grantee, pursuant to the terms of the Merger Agreement.

                  (g) Not a Foreign Person. Grantor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder).

                  (h) Change of Location. Grantor's principal place of business and chief executive office, and the place where Grantor keeps its books and records concerning the Mortgaged Property, has for the preceding four months been and will continue to be (unless Grantor notifies Grantee of any change in writing prior to the date of such change) the address of Grantor set forth at the end of this Deed of Trust.

                  (i) Fees and Expenses. Without limitation of any other provision of this Deed of Trust or of any other Financing Document and to the extent not prohibited by applicable law, Grantor will pay, and will reimburse to Grantee as applicable on demand, the fees, costs and expenses set forth in
Section 5.05 of the Merger Agreement.

                  (j)      Indemnification.

                  (i) Grantor will indemnify and hold harmless Trustee from and against, and reimburse Trustee on demand for, any and all Indemnified Matters (defined below). For purposes of this

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paragraph 2.1(j), the term "Trustee" shall include the directors, officers, partners, employees and agents of Trustee. Without limitation, the foregoing indemnities shall apply to each indemnified person with respect to matters which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified person, it being the intention of Grantor to indemnify each indemnified person against the consequences of his or her own negligence. However, such indemnities shall not apply to a particular indemnified person to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that indemnified person. Any amount to be paid under this paragraph 2.1(j) by Grantor to Trustee shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Trustee pursuant to this Deed of Trust. Nothing in this paragraph, elsewhere in this Deed of Trust or in any other Financing Document shall limit or impair any rights or remedies of Trustee (including without limitation any rights of contribution or indemnification) against Grantor or any other person under any other provision of this Deed of Trust, any other agreement or any applicable Legal Requirement.

                  (ii) As used herein, the term "Indemnified Matters" means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Trustee at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Mortgaged Property or with this Deed of Trust, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever at any time on or before the Release Date, any act performed or omitted to be performed hereunder, any breach by Grantor of any representation, warranty, covenant, agreement or condition contained in this Deed of Trust. The term "Release Date" as used herein means the earlier of the following two dates: (i) the date on which the Secured Indebtedness and obligations have been paid and performed in full and this Deed of Trust has been released, or (ii) the date on which the lien of this Deed of Trust is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective, and possession of the Mortgaged Property has been given to the purchaser or grantee free of occupancy and claims to occupancy by Grantor and Grantor's heirs, devisees, representatives, successors and assigns; provided, that if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The indemnities in this paragraph 2.1(j) shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Deed of Trust but will survive the Release Date, foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness, the discharge and release of this Mortgage and the other Financing Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

         Section 2.2. Performance by Grantee on Grantor's Behalf. Grantor agrees that, if Grantor fails, after notice, to perform any act or to take any action which under this Deed of Trust Grantor is required to perform or take, or to pay any money which under this Deed of Trust Grantor is required to pay, and provided that an Event of Default has occurred and is continuing, Grantee may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Grantee and any money so paid by Grantee shall be a demand obligation owing by Grantor to Grantee (which obligation Grantor hereby promises to pay), shall be a part of the Secured Indebtedness, and Grantee, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. Grantee and its designees shall have the right to enter upon the Mortgaged Property at any time and from time to time for any such purposes. No such payment or performance by Grantee shall waive or cure any default or waive any right, remedy or recourse of Grantee. Any such payment may be made by Grantee in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Grantor to Grantee incurred pursuant to the provisions of this Deed of Trust (and not the Loans) shall bear interest, from the date such amount becomes due until paid, at the Default Rate, which interest shall be payable to Grantee on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the indebtedness secured hereby. The amount and nature of any expense by Grantee hereunder and the time when paid shall be fully established by the certificate of Grantee or any of Grantee's officers or agents.

         Section 2.3. Absence of Obligations of Grantee with Respect to Mortgaged Property. Notwithstanding anything in this Deed of Trust to the contrary, including, without limitation, the definition of "Mortgaged Property" and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Mortgaged Property is composed of Grantor's rights, title and interests therein but not Grantor's obligations, duties or liabilities pertaining thereto, (ii) to the extent permitted by applicable law, Grantee neither assumes nor shall have any obligations, duties or liabilities in connection with matters that encumber or burden any portion of the items described in the definition of "Mortgaged Property" herein, either prior to or after obtaining title to such Mortgaged Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Grantee may, at any time prior to or after the acquisition of title to any portion of the Mortgaged Property as above described, advise any party in writing as to the extent of Grantee's interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Mortgaged Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that Grantee shall have no obligations, duties or liabilities (y) prior to acquisition of title to any portion of the Mortgaged Property, as lessee under any lease or purchaser or seller under any contract or option unless Grantee elects otherwise by written notification; or (z) after acquisition of title to any purchaser or seller under any contract or option unless Grantee elects otherwise by written notification.

                                   ARTICLE 3
                    Absolute Assignment of Leases and Rents

         Section 3.1. Assignment. Grantor hereby absolutely and unconditionally GRANTS, BARGAINS, ASSIGNS, TRANSFERS AND CONVEYS to Grantee (a) each existing or future lease, sublease (to the extent of Grantor's rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Mortgaged Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty (individually, a "Lease" and collectively, the "Leases" (and to be distinguished from the Lease Agreement under which Grantor is lessee not lessor)); and (b) all of the rents, revenue, income, profits and proceeds derived and to be derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any Lease, including but not limited to liquidated damages following default under any such Lease, all proceeds payable to Grantor under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, all of Grantor's rights to recover monetary amounts from any tenant or subtenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable law together with any sums of money that may now or at any time hereafter be or become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Mortgaged Property or any part thereof, and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Mortgaged Property (collectively, the "Rents"). The assignment contained in this Section 3.1 shall become null and void upon the release of this Deed of Trust.

         Section 3.2. Covenants, Representations and Warranties Concerning Leases and Rents. Grantor covenants, represents and warrants that: (i) Grantor has good title to, and is the owner of the entire landlord's interest in, the Leases and Rents hereby assigned and has the authority to assign them; (ii) to the best of Grantor's knowledge, all Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (iii) unless otherwise stated in a Permitted Encumbrance, no Rents or Leases have been or will be assigned, mortgaged, pledged or otherwise encumbered and no other person has or will acquire any right, title or interest in such Rents or Leases; (iv) except as stated in the Leases, Grantor has not received any funds, deposits or Rents from any tenant or subtenant more than one (1) month in advance or for which credit has not already been made on account of accrued Rents; (v) Grantor will not, without the prior written consent of Grantee, which consent shall not be unreasonably withheld, enter into any Lease after the date hereof except for Leases covering an insubstantial portion of the unimproved Land, or receive or collect Rents more than one (1) month in advance; (vi) Grantor shall give prompt notice to Grantee, as soon as Grantor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, and Grantor shall defend, at Grantor's expense, any proceeding pertaining to any Lease, including, if Grantee so requests, any such proceeding to which Grantee is a party; (vii) Grantor shall as often as requested by Grantee, within ten (10) days of each request, deliver to such of the tenants, subtenants and others obligated under the Leases specified by Grantee written notice of the absolute assignment in Section 3.1 hereof in form and content satisfactory to Grantee; (viii) there shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Grantee; (ix) with respect to any Lease between Charles F. Scanlon and Linda E. Scanlon, husband and wife, Lessor, and Triathlon Broadcasting of Lincoln, Inc., Lessee by assignment or otherwise, which has been assigned to Grantor as Lessor, Grantor shall not make any amendments or modifications thereto with the prior written consent of Grantee, which consent shall not be unreasonably withheld; and (x) Grantee may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Grantor, any tenant, subtenant or any other person, and notice is hereby given to each tenant or subtenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder; and nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

         Section 3.3. Collection of Rents. Until receipt from Grantee of notice of the occurrence of an Event of Default hereunder, each lessee or sublessee may pay Rents directly to Grantor, and Grantor shall have the right to receive such Rents. In any event, no Rents shall be collected more than one (1) month prior to the date such Rents become due. At any time during which Grantor is receiving Rents directly from lessees or sublessees under the Leases, Grantor shall make demand and/or sue for all Rents then due and payable under one or more Leases, as Rents become due and payable, including Rents which are past due and unpaid. In the event Grantor fails to take such action, or at any time during which Grantor is not receiving Rents directly from lessees or sublessees under the Leases, Grantee shall have the right (but shall be under no duty) to demand, collect and sue for, in its own name or in the name of Grantor, all Rents due and payable under the Leases, as they become due and payable, including Rents which are past due and unpaid.

         Section 3.4. Default. Upon receipt from Grantee of notice of the occurrence of an Event of Default hereunder, each lessee or sublessee under the Leases is hereby authorized and directed to pay directly to Grantee all Rents thereafter accruing and the receipt of Rents by Grantee shall be a release of such lessee or sublessee to the extent of all amounts so paid. The receipt by a lessee or sublessee under the Leases of a notice of the occurrence of an Event of Default hereunder shall be sufficient authorization for such lessee or sublessee to make all future payments of Rents directly to Grantee. Rents so received by Grantee for any period prior to sale of the Mortgaged Property pursuant to the Financing Documents whether by foreclosure or otherwise, shall be applied by Grantee FIRST, to the payment of all necessary reasonable costs and expenses incident to such collection of Rents, including but not limited to all reasonable attorneys' fees and legal expenses, all court costs and charges of every character and to the payment of the Secured Indebtedness in such manner as is provided in clause FIRST of Section 5.3 hereof and SECOND, as provided in clause SECOND of Section 5.3 hereof. Without impairing its rights hereunder, Grantee may, at its option, at any time and from time to time, release to Grantor Rents so received by Grantee or any part thereof. As between Grantor and Grantee, and any person claiming through or under Grantor, other than any lessee or sublessee under the Leases who has not received notice of an Event of Default pursuant to this Section 3.4, the assignment of Leases and Rents set forth in this Article 3 is intended to be absolute, unconditional and immediately operative and effective and the provisions of this Section 3.4 for notification of lessees or sublessees under the Leases upon the occurrence of an Event of Default hereunder are intended solely for the benefit of each such lessee or sublessee and shall never inure to the benefit of Grantor or any person claiming through or under Grantor, other than a lessee or sublessee who has not received such notice. It shall never be necessary for Grantee to institute legal proceedings of any kind whatsoever to enforce the provisions of this Article 3 unless required by applicable law. No collection, receipt, or application of Rents shall operate as an affirmance of the tenant or subtenant or Lease in the event Grantor's title to the

Mortgaged Property should be acquired by Grantee. Grantor hereby appoints Grantee as Grantor's lawful attorney-in-fact to exercise the foregoing rights which power of attorney is coupled with an interest and is irrevocable.

         Section 3.5. Payment by Tenants or Subtenants. A demand on any tenant, subtenant, licensee, user or occupant by Grantee for the payment of Rent on any default by Grantor claimed by Grantee shall be sufficient warrant to said tenant or subtenant, licensee, occupant or user to make future payments of Rent to Grantee without the necessity for further consent by Grantor and regardless of whether Grantee has taken possession of the Mortgaged Property. Any such payment to Grantee shall constitute payment to Grantor.

         Section 3.6. Exculpation. To the extent permitted by applicable law, Grantee's acceptance of the assignment covered by this Article 3, taking any action hereunder, or collection or receipt of Rents shall not, for any reason, be deemed to constitute Grantee a "mortgagee in possession," nor obligate Grantee to appear in or defend any action or proceeding relating to any Lease, the Rents, or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform or discharge any obligation, duty, or liability under any Lease, or assume any obligation or responsibility for any deposit delivered to Grantor by any tenant, subtenant, licensee, user, or occupant and not delivered to and accepted by Grantee. Grantee shall not be liable for any injury or damage to person or property in or about the Mortgaged Property or their failure to collect or exercise diligence in collecting Rents, but shall be accountable only for Rents that Grantee shall actually receive. In no event shall the right set forth in the assignment covered by this Article 3 effect or be construed to effect a pro tanto reduction of the Secured Indebtedness except to the extent, if at all, that Grantee actually receives, after the occurrence of a default and Grantee's election to pursue its rights under this Article 3, Rents and other sums directly from any tenant or subtenant and applies the same in its discretion to the Secured Indebtedness. The rights of Grantee under this Article 3 shall be cumulative of all other rights of Grantee under the Financing Documents or otherwise.

         Section 3.7. Rents Following Foreclosure. Rents shall be deemed earned over the entire period to which they relate, without regard to when the Rents are paid or collected. Upon sale of the Mortgaged Property pursuant to the Financing Documents, by foreclosure or otherwise, any of the Rents allocable to the period of time following such sale shall be conveyed to the purchaser at such sale, and Grantor shall pay the amount thereof immediately upon demand therefor.

                                   ARTICLE 4
                                    Default

         Section 4.1. Events of Default. The occurrence of any one of the following shall be an event of default under this Deed of Trust ("Event of Default"):

                  (a) Payment default under the Promissory Note. A default in the payment of principal or interest when due and payable under the Promissory Note, which shall continue for a period of five days after notice.

                  (b) Default Under Merger Agreement. Any action or failure to act by Grantor that causes a termination of the Merger Agreement or creates a right of termination of the Merger Agreement by Grantee pursuant to the terms of Section 7.01 of the Merger Agreement.

                  (c) Default under Financing Documents. An Event of Default under the Security Agreement and the breach of any covenant contained in this Deed of Trust which shall continue for 20 days after notice, except if it would require more than 20 days to cure provided Grantor begins to diligently prosecute a cure within such 20 day period, in which case shall continue after Grantor ceases prosecution of a cure.

                                   ARTICLE 5
                                    Remedies

         Section 5.1. Certain Remedies. If an Event of Default shall occur and be continuing, Grantee may (but shall have no obligation to) exercise any and all remedies available to Grantee at law or in equity including, but not limited to, any one or more of the following remedies, without notice (unless notice is required by applicable statute):

                  (a) Power of Sale. If Grantee elects to sell Grantor's interest in the Premises by exercise of the power of sale herein contained, Grantee shall notify Trustee in the manner then required by law.

                      Upon receipt of such notice from Grantee and at the direction of Grantee, Trustee shall cause to be recorded, published and delivered such notices of default and notices of sale as may then be required by law and by this Deed of Trust. Trustee shall, only at the direction of Grantee and without demand on Grantor, after such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Premises at the time and place of sale fixed by it in such notice of sale, either as a whole or in separate lots or parcels or items as Grantee shall deem commercially and reasonably expedient, and in such order as it may commercially and reasonably determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale, or as otherwise may then be required by law. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee, or Grantee may purchase at such sale. Trustee may in the manner provided by law postpone sale of all or any portion of the Premises.

                  (b) Uniform Commercial Code. Without limitation of Grantee's rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Grantee may exercise its rights of enforcement with respect to the Collateral or any part thereof under the State Uniform Commercial Code as amended (or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (1) Grantee may enter upon Grantor's premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the

Collateral permitted under applicable law, to render it unusable; (2) Grantee may require Grantor to assemble the Collateral and make it available at a place Grantee designates which is mutually convenient to allow Grantee to take possession or dispose of the Collateral; (3) written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; (4) any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Property under power of sale as provided in paragraph (a) above in this Section 5.1; (5) in the event of a foreclosure sale, whether made by Grantee under the terms hereof, or under judgment of a court, the Collateral and the other Mortgaged Property may, at the option of Grantee, be sold as a whole; (6) it shall not be necessary that Grantee take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (7) with respect to application of proceeds of disposition of the Collateral under Section 5.3 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Grantee; (8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any default, or as to Grantee having declared all of the Secured Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Grantee, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and (9) Grantee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Grantee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Grantee.

                  (c) Lawsuits. Grantee may proceed by a suit or suits in equity or at law, whether for collection of the Secured Indebtedness, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

                  (d) Entry on Mortgaged Property. Grantee is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Mortgaged Property, or any part thereof, and to take possession of the Mortgaged Property and all books and records relating thereto, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Mortgaged Property. Grantee shall not be deemed to have taken possession of the Mortgaged Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All costs, expenses and liabilities of every character incurred by Grantee in managing, operating, maintaining, protecting or preserving the Mortgaged Property shall constitute a demand obligation of Grantor (which obligation Grantor hereby promises to pay) to Grantee pursuant to this Deed of Trust. If necessary to obtain the possession provided for above, Grantee may invoke any and all legal remedies to dispossess Grantor. In connection with any action taken by Grantee pursuant to this Section, Grantee shall not be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property or any part thereof, or from any act or omission of Grantee in managing the Mortgaged Property unless such loss is caused by the willful misconduct and bad faith of Grantee (provided that Grantee shall be liable only for loss caused by its own willful misconduct and bad faith), nor shall Grantee be obligated to perform or discharge any obligation, duty or liability of Grantor arising under any lease or other agreement relating to the Mortgaged Property or arising under any of the Permitted Encumbrances or otherwise arising. Grantor hereby assents to, ratifies and confirms any and all actions of Grantee with respect to the Mortgaged Property taken under this Section.

                  (e) Receiver. Grantee shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Secured Indebtedness, and Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, agrees not to oppose any application therefor by Grantee, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Grantee to application of Rents as provided in this Deed of Trust. Nothing herein is to be construed to deprive Grantee of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by Grantee in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Grantee pursuant to this Deed of Trust.

                  (f) Other Rights and Remedies. Grantee may exercise any and all other rights and remedies which Grantee may have under the Financing Documents, or at law or in equity or otherwise.

         Section 5.2. Effective as Mortgage. This instrument shall be effective as a mortgage as well as a deed of trust and, upon the occurrence of an Event of Default and during the continuance thereof, may be foreclosed as to any of the Mortgaged Property in any manner and any foreclosure suit may be brought by Trustee or Grantee; and to the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Grantor hereby mortgages the Mortgaged Property to Grantee. In the event a foreclosure hereunder shall be commenced by Trustee, or his substitute or successor, Grantee may at any time before the sale of the Mortgaged Property direct the Trustee to abandon the sale, and Grantee may then institute suit for the collection of the Secured Indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Grantee should institute a suit for the collection of the Secured Indebtedness and for the foreclosure of this Deed of Trust, Grantee may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee, his substitute or successor, to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.

         Section 5.3. Proceeds of Foreclosure. The proceeds of any sale held by Trustee or Grantee or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied: FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys' fees and legal expenses, all court costs and charges of every character, and a reasonable fee (not exceeding five percent (5%) of the gross proceeds of such sale) to Trustee acting under the provisions of paragraph (a) of Section 5.1 hereof if foreclosed by power of sale as provided in said paragraph, and to the payment of the other Secured Indebtedness, including specifically without limitation, the principal, accrued interest and attorneys' fees due and unpaid on the Loans and the amounts due and unpaid and owed to Grantee under this Deed of Trust, the order and manner of application to the items in this clause FIRST to be in Grantee's sole discretion; and SECOND, the remainder, if any there shall be, shall be paid to Grantor, or to Grantor's successors or assigns, or such other persons (including the holder or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Grantee is uncertain which person or persons are so entitled, Grantee may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys' fees, court costs and expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

         Section 5.4. Grantee as Purchaser. Grantee, as the highest bidder, shall have the right to become the purchaser at any sale held by Trustee or substitute or successor or by any receiver or public officer or at any public sale, and Grantee shall have the right to a credit in the amount of Grantee's successful bid, upon all or any part of the Secured Indebtedness owed to Grantee, in such manner and order as Grantee.

         Section 5.5. Foreclosure as to Matured Debt. If an Event of Default occurs and is continuing, Grantee shall have the right to proceed with nonjudicial foreclosure and judicial foreclosure of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in
Section 5.3 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST (modified as provided above) shall be applied to the prepayment (without penalty) of any other Secured Indebtedness in such manner and order and to such extent as Grantee deems reasonably advisable, and the remainder, if any, shall be applied as provided in clause SECOND of Section 5.3 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness.

         Section 5.6. Remedies Cumulative. All rights and remedies provided for herein and in any other Financing Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, Grantee and Trustee shall, in addition to the rights and remedies provided herein or in any other Financing Document, be entitled to avail themselves of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Financing Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

         Section 5.7. Grantee's Discretion as to Security. Grantee may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Grantee in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

         Section 5.8. Grantor's Waiver of Certain Rights. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium, extension or redemption, and Grantor, for Grantor, Grantor's representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by applicable law, hereby waives and releases (i) all rights of redemption, valuation, appraisement, stay of execution, moratorium or extension; (ii) except as otherwise provided in any Financing Document, notice of intention to mature, accelerate, or declare due the whole of the Secured Indebtedness, and notice of election to mature, accelerate, or declare due the whole of the Secured Indebtedness; and (iii) all rights to a marshaling of assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Grantee under the terms of this Deed of Trust to a sale of the Mortgaged Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Grantee under the terms of this Deed of Trust to the payment of the Secured Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. If any law referred to in this Section and now in force, of which Grantor or Grantor's representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

         Section 5.9. Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor's representatives, successors or assigns are occupying or using the Mortgaged Property, or any part thereof, each and all shall immediately become the tenant or subtenant, as the case may be, of the purchaser at such sale, which tenancy or subtenancy, as the case may be, shall be a tenancy or subtenancy, as the case may be, from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants or subtenants at will. In the event the tenant or subtenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

                                   ARTICLE 6


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                                 Miscellaneous

         Section 6.1. Scope of Deed of Trust. This Deed of Trust is a deed of trust and mortgage of both real and personal property, a security agreement, a financing statement and a collateral assignment, and also covers proceeds and fixtures.

         Section 6.2. Effective as a Financing Statement. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Nebraska law, which will be financed at the wellhead or minehead of the wells or mines located on the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property is situated. This Deed of Trust shall also be effective as a financing statement covering any other Mortgaged Property and may be filed in any other appropriate filing or recording office. The mailing address of the debtor is the address of Grantor set forth at the end of this Deed of Trust and the address of the secured party from which information concerning the security interests hereunder may be obtained is the address of Grantee set forth at the end of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. The record owner of the fee simple estate of the Fee Land is Grantor.

         Section 6.3. Waiver. No waiver of any provision of this Deed of Trust nor consent to any departure by Grantor here from shall in any event be effective unless the same shall be in writing and signed in by Grantor and Grantee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 6.4. No Impairment of Security. The lien, security interest and other security rights of Grantee hereunder or of Grantee under any other Financing Document shall not be impaired by any indulgence, moratorium or release granted by Grantee including, but not limited to, any renewal, extension or modification which any of the foregoing parties may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which any of the foregoing parties may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness. The taking of additional security by Grantee shall not release or impair the lien, security interest or other security rights of Grantee hereunder or affect the liability of Grantor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Mortgaged Property (without implying hereby any of the foregoing parties' consent to any junior lien).

         Section 6.5. Acts Not Constituting Waiver by Grantee. Grantee may waive any default without waiving any other prior or subsequent default. Grantee may remedy any default without waiving the default remedied. Neither failure by Grantee to exercise, nor delay by Grantee in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any default shall


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be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Grantee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Grantee and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by Grantee of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of an Event of Default hereunder.

         Section 6.6. Subrogation to Existing Liens. To the extent that proceeds of the Loans are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Grantee at Grantor's request, and Grantee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and to the extent of, but only to the extent of Grantee's rights therein, all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Grantee is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Grantee, Grantor hereby waives and releases all demands and causes of action against the Grantee for offsets and payments in connection with the said indebtedness.

         Section 6.7. Application of Payments to Certain Indebtedness. If any part of the Secured Indebtedness cannot be lawfully secured by this Deed of Trust to the full extent of such indebtedness, or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Deed of Trust.

         Section 6.8. Substitute Trustee. Trustee may resign by an instrument in writing addressed to Grantee, or Trustee may be removed at any time with or without cause by an instrument in writing executed and acknowledged by Grantee, mailed to the Grantor and recorded in the county in which the Premises are located and by otherwise complying with the provisions of the applicable laws of the State of Nebraska. Nebraska law stipulates the formality for substitution of a trustee. If Grantee is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to, and shall hold, possess and execute,


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all the rights, powers, privileges, immunities and duties herein conferred upon
Trustee. All references herein to "Trustee" shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provide) from time to time acting hereunder.

         Section 6.9. No Liability of Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee's negligence), except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Grantor will reimburse and indemnify Trustee, his agents, employees, and attorneys, for, and save him harmless against, any and all liability and reasonable expenses which may be incurred by him in the performance of his duties, except any liability or expense caused by Trustee's gross negligence or willful misconduct, it being the intention of Grantor to indemnify the indemnified parties against the consequences of their own negligence. The foregoing indemnity shall not terminate upon discharge of the Secured Indebtedness or foreclosure, or release or other termination, of this Deed of Trust.

         Section 6.10. Release of Deed of Trust. If all of the Secured Indebtedness is paid as the same becomes due and payable and all obligations, if any, of Grantee for further advances have been terminated, then, and in that event only, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and such liens and security interests shall be timely released by Grantee in due form at Grantor's cost. Without limitation, all provisions herein for indemnity of Trustee or any other person or entity shall survive discharge of the Secured Indebtedness and any foreclosure, release or termination of this Deed of Trust.

         Section 6.11. Notices. Except as otherwise expressly provided herein, all notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be given in the manner described in Section 8.02 of the Merger Agreement, with the address for notice of Grantor being the same as provided for in the Merger Agreement for Triathlon Broadcasting Company. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Financing Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

         Section 6.12. Invalidity of Certain Provisions. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Deed of Trust to any person or


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circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         Section 6.13. Gender; Titles; Construction. Within this Deed of Trust, words of any gender shall be held and construed to mean and include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Deed of Trust and not to any particular Article, Section, paragraph or provision. The term "person" and words importing persons as used in this Deed of Trust shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

         Section 6.14. Demand Obligations. Unless otherwise provided herein, all demand obligations arising pursuant to the terms and provisions of this Deed of Trust shall bear interest from the time incurred at the Default Rate (but never in excess of the Highest Lawful Rate).

         Section 6.15. Grantor. Unless the context clearly indicates otherwise, as used in this Deed of Trust, "Grantor" means any party named as Grantor in the opening paragraph hereof or any of them. The obligations of Grantor hereunder shall be joint and several. If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor and any such signatory, and the person or persons signing for Grantor and any such signatory, represent and warrant to Grantee that this instrument is executed, acknowledged and delivered by Grantor's duly authorized representatives. If Grantor is an individual, no power of attorney granted by Grantor herein shall terminate on Grantor's disability.

         Section 6.16. Execution; Recording. This Deed of Trust has been executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Deed of Trust, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Deed of Trust shall be deemed to be the date reflected on the first page hereof. Grantor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Grantee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

         Section 6.17. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the heirs, devisees, representatives, successors and assigns of Grantor (without hereby implying that Grantor has the right to assign or transfer this Deed of Trust), and shall inure to the benefit of Grantee and shall constitute covenants running with the Land. All references


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in this Deed of Trust to Grantor shall be deemed to include all such heirs, devisees, representatives, successors and assigns of Grantor.

         Section 6.18. Modification. This Deed of Trust may only be modified in writing signed by both Grantor and Grantee.

         Section 6.19. No Partnership, etc. The relationship between Grantee and Grantor is solely that of lender and borrower. Grantee does not have any fiduciary or other special relationship with Grantor. Nothing contained in the Financing Documents is intended to create any partnership, joint venture, association or special relationship between Grantor and Grantee or in any way make Grantee a co-principal with Grantor with reference to the Mortgaged Property. All agreed contractual duties between or among Grantee and Grantor are set forth herein and in the other Financing Documents and any additional implied covenants or duties are hereby disclaimed. Any inferences to the contrary of any of the foregoing are hereby expressly negated.

         Section 6.20. applicable law; submission to jurisdiction. (a) The Provision of this Deed of Trust with respect to the creation, perfection, priority, enforceability of Liens and security interests of this Deed of Trust shall be governed by and construed in accordance with the laws of the state of Nebraska. all other provisions of this Deed of Trust shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to its laws relating to conflicts of laws, provided that any remedies herein provided which shall be valid under the laws of the jurisdiction where proceedings for the enforcement hereof shall be taken shall not be affected by any invalidity under the laws of the State of Texas.

                  (b) To the extent permitted by applicable law, Grantor hereby submits to the nonexclusive jurisdiction of the courts of the State of Texas or the United States of America for the Western District of Texas, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Grantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 6.21. Agent for Service of Process. Grantor's agent for service of process is Triathlon Broadcasting Company located at 750 B Street, Suite 1920, San Diego, California 92101.

         Section 6.22. Entire Agreement. Grantor hereby acknowledges that, except as incorporated in writing in the Financing Documents to which Grantor is a party, there are not, and were not, and no persons are or were authorized by Grantee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in such Financing Documents.

         The written Financing Documents, including this Deed of Trust, represent the final Agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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         There are no unwritten oral agreements between the parties.







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         IN WITNESS WHEREOF, this instrument is executed by Grantor on the date set forth below to be effective as of the date first written on page 1 hereof.

The address and federal tax                          Grantor:
identification number of
Grantor are:                                         4630 REALTY, INC.
                                                     a Delaware corporation

750 B Street, Suite 1920
San Diego, California 92101                          By: /s/ Norman Feuer
San Diego County                                        -----------------------
Federal Tax I.D. No. 06-152-5444                     Name: Norman Feuer
                                                     Title: President/CEO

                                                     Date: September 14, 1998

[CORPORATE SEAL]

The address of Grantee is (including county):

Capstar Radio Broadcasting Partners, Inc.
600 Congress Street, Suite 1400
Austin, Texas  78701
Travis County
Attention: William S. Banowsky

ADDRESSES OF THE PREMISES:
4630 Antelope Creek Drive, Lincoln, Lancaster County, Nebraska

Exhibits

Exhibit A:        Land
Exhibit B:        Permitted Encumbrances

                   [Signature Page - Deed of Trust Nebraska]